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                                                                     EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                                50 Fremont Street
                             San Francisco, CA 94105

                                February 27, 2001




VINA Technologies, Inc.
39745 Eureka Drive
Newark, CA 94560
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by VINA Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to aggregate of 855,816 shares of the Company's Common Stock issuable pursuant to the Woodwind Communications Systems, Inc. 2000 Stock Option Plan, it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Woodwind Communications Systems, Inc. 2000 Stock Option Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to such Registration Statement.

                                       Very truly yours,


                                       /s/ Pillsbury Winthrop LLP